                                                                    Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     COUNTRYWIDE MORTGAGE INVESTMENTS, INC.


Countrywide Mortgage Investments, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1. That at a meeting of the Board of Directors of Countrywide Mortgage Investments, Inc., (the "Corporation") resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for the proposal to be presented to the shareholders of the Corporation at a Special Meeting of the Shareholders. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, That the Certificate of Incorporation of the Corporation be amended by revising Article IV, Section 1 thereof so that, as amended,
     Article IV, Section 1 shall read as follows:

                                 "CAPITAL STOCK
                                  -------------

           Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is Sixty Million (60,000,000), consisting of Sixty Million (60,000,000) shares of Common Stock having a par value of $0.01 per share."

     2. That thereafter, the Special Meeting of the Stockholders, held on December 9, 1993, of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statue were voted in favor of the amendment.

     3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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     IN WITNESS WHEREOF, said Countrywide Mortgage Investments, Inc. has caused this certificate to be signed by Angelo R. Mozilo, its President, and Sandor E. Samuels, its Secretary, this 11th day of December, 1993.


                                        BY:  /s/ Angelo R. Mozilo
                                             ____________________________
                                             Angelo R. Mozilo
                                             President
ATTEST:


/s/ Sandor E. Samuels
__________________________
Sandor E. Samuels
Secretary

                          CERTIFICATE OF INCORPORATION
                                       OF
                     COUNTRYWIDE MORTGAGE INVESTMENTS, INC.


          THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                   ARTICLE I
                                      NAME
                                      ----
The name of the Corporation is: Countrywide Mortgage Investments, Inc. (the "Corporation").

                                   ARTICLE II
                                REGISTERED AGENT
                                ----------------

          The address of the registered office of the Corporation in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of the Corporation's registered agent at such registered office is The Corporation Trust

Company.

                                  ARTICLE III
                                    PURPOSE
                                    -------

          The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now or hereafter in force.


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                                   ARTICLE IV
                                 CAPITAL STOCK
                                 -------------

          SECTION 1. The total number of shares of capital stock which the Corporation shall have authority to issue is Thirty Million (30,000,000), consisting of Thirty Million (30,000,000) shares of Common Stock having a par value of $0.01 per share.

          SECTION 2. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of this Certificate of Incorporation and the Bylaws of the Company.

          SECTION 3. Each share of Common Stock shall entitle the owner thereof to vote at the rate of one (1) vote for each share of Common Stock held.

                                   ARTICLE V
                     PROVISIONS FOR DEFINING, LIMITING AND
                        REGULATING CERTAIN POWERS OF THE
                        CORPORATION AND OF THE DIRECTORS
                               AND STOCKHOLDERS
                               ----------------

          SECTION 1. The number of Directors shall be determined by or in the manner provided in the Bylaws of the Corporation, as they may be amended from time to time. The names and mailing addresses of the persons who shall serve as directors until the first annual meeting of stockholders or until their successors are duly elected and qualified are:

          David S. Loeb
          Countrywide Mortgage Investments, Inc.
          155 North Lake Avenue
          Pasadena, California 91109

          Angelo R. Mozilo
          Countrywide Mortgage Investments, Inc.
          155 North Lake Avenue
          Pasadena, California 91109

          Frederick J. Napolitano
          Pembroke Enterprises, Inc.
          281 Independence Boulevard Suite 626
          Virginia Beach, Virginia 23462

          Harley W. Snyder
          Harley Snyder Company
          407 East Lincoln Way
          Valparaiso, Indiana 46383

          Jack Carlson
          9901 Bluegrass Road
          Potomac, Maryland 20854

          Robert J. Donato
          PaineWebber Incorporated
          700 South Flower Street
          Los Angeles, California 90017

The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.

          SECTION 2. The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in this Certificate of Incorporation or in the Bylaws of the Corporation or in the Delaware General Corporation Law.

          SECTION 3. No holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by this Certificate of Incorporation, or out of any shares of the capital stock of the Corporation hereafter authorized or acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

          SECTION 4. A Director of this Corporation shall not be personally liable to the Corporation or its stock-holders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date hereof to permit the further elimination or limitation of the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section 4 of Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

          SECTION 5. The Corporation shall indemnify and shall advance expenses to each Director, officer, employee and agent of this Corporation to the fullest extent permitted by the Delaware General Corporation Law as now or hereafter in force. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and the Board of Directors is expressly authorized to adopt bylaws and/or enter into agreements whereby the Corporation agrees to indemnify and advance expenses to its Directors, officers, employees and agents.

          SECTION 6. The Board of Directors of the Corporation may make, alter or repeal from time to time any of the Bylaws of the Corporation except any particular Bylaw which is specified in the Bylaws as not subject to alteration or repeal by the Board of Directors.

          SECTION 7. The Board of Directors may authorize, subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, bylaw, rule or regulation, the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general), or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including the compensation payable thereunder by the Corporation).

          SECTION 8. The Board of Directors may authorize any agreement of the character described in Section 7 of this Article V or other contract or transaction with any one or more Directors or officers or between the Corporation and any other corporation, partnership (limited or general), association, trust, company or other organization in which one or more of the Corporation's Directors or officers are directors or officers, or similar parties, or otherwise have a financial interest, and no such agreement, contract or transaction shall be void or voidable solely by reason of the existence of any such relationship or solely because the Director or officer so interested is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the agreement, contract or transaction, or solely because such Director's votes are counted for such purpose if: (i) the material facts as to the Director's or officer's

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relationship or interest and as to the agreement or transaction are disclosed or are known to the Board of Directors or such committee and the Board of Directors or committee in good faith authorizes, approves or ratifies the agreement, contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to such Director's or officer's relationship or interest and as to the agreement or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the agreement, contract or transaction is authorized, approved or ratified in good faith by a majority of votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested Director or officer; or (iii) the agreement, contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Any Director of the Corporation who is also a director, officer, stockholder or member of such other entity may be counted in determining the existence of a quorum at any meeting of the Board of Directors or of a committee which authorizes any such agreement, contract or transaction. If such a Director votes at a meeting to approve or disapprove a transaction as described in this Section, such vote shall not, affect the validity of such a transaction provided the provisions of this Section are otherwise satisfied.

          SECTION 9. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual meeting or at a special meeting of stockholders of the Corporation. No action may be taken by the written consent of the stockholders. Action need not be by written ballot unless the chairman of the meeting shall so direct.

          SECTION 10. The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Certificate of

Incorporation of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the General Corporation Law of the State of Delaware as now or hereafter in force.

                                   ARTICLE VI
               RESTRICTION ON ACQUISITION AND TRANSFER OF SHARES
               -------------------------------------------------

          SECTION 1. Whenever it is deemed by the Board of Directors to be prudent in protecting the status of the Corporation as a "'real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), the Board of Directors may require to be filed with the Corporation as a condition to permitting any proposed transfer, and/or the registration of any transfer, of shares of the Corporation a statement or affidavit from any proposed transferee setting forth the number of shares already owned after application of the attribution rules (the "Attribution Rules") of Section 544 of the Code by the transferee and any related person(s) specified in the form prescribed by the Board of Directors for that purpose. All contracts for the sale or other transfer of shares of the Corporation shall be subject to this provision.

          SECTION 2. As a condition to the transfer and/or registration of transfer of any shares of capital stock of the Corporal--ion which would result in any stockholder owning, directly or indirectly, shares in excess of 9% of the outstanding shares of capital stock of the Corporation, the transferee of such shares shall file with the Corporation an affidavit setting forth the number of shares of capital stock of the Corporation owned directly and indirectly by the person filing the affidavit. For purposes of this Section, shares of capital stock not owned directly shall be deemed to be owned indirectly by a person if that person or a group of which he is a member would be the beneficial owner of such shares for purposes of Rule 13d-3, or any successor rule thereto, promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), and/or would be considered to own such shares by reason of the Attribution Rules. The affidavit to be filed with the Corporation shall set forth all information required to be reported in returns filed by stockholders under Regulation 1.857-9 issued by the Internal Revenue Service, or similar provisions of any successor regulation, and in reports to be filed under Section 13(d) of the Exchange Act. The affidavit, or an amendment thereto, must be filed with the Corporation within 10 days after demand therefor and in any event at least 15 days prior to any transfer, registration of transfer or transaction which, if consummated, would cause the filing person to hold shares in excess of 9% of the outstanding shares of capital stock of the Corporation. No transfer nor any registration of any purported transfer in violation of the notice provisions of this Section shall be valid or be given effect. Notwithstanding the foregoing, compliance with the requirements of this Section 2 shall not validate any purported transfer which would result in any stockholder owning, directly or indirectly, shares in excess of the "Limit" as defined in Section 4 of this Article VI.

          SECTION 3. Any acquisition of shares of capital stock of the Corporation that would result in any stockholder owning, directly or indirectly, shares in excess of the "Limit" as defined in Section 4 of this Article VI shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee of "Excess Shares," as defined in Section 4 of this Article VI, shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void, voidable or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed to have acted as agent on behalf of the Corporation in acquiring such shares and to hold such shares on behalf of the Corporation.

          SECTION 4. Notwithstanding any other provision hereof to the contrary, and subject to the provisions of Section 5 of this Article VI, no person, or persons acting as a group, shall at any time directly or indirectly acquire ownership in the aggregate of more than 9.8% of the outstanding shares of capital stock of the Corporation (the "Limit"). Shares which would, but for this Section 4, be owned by a person or a group of persons in excess of the Limit at any time shall be deemed "Excess Shares." For the purposes of determining and dealing with Excess Shares, the term "ownership" shall be defined to include shares of capital stock constructively owned by a person under the Attribution Rules and shall also include shares of capital stock beneficially owned by a person for purposes of Rule 13d-3, or any successor rule thereto, promulgated by the Securities and Exchange Commission under the Exchange Act and the term "group" shall have the same meaning as that term has for purposes of Section 13(d)(3) of such Act. All shares of the Corporation which any person has the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into shares, if any, shall be considered outstanding for purposes of the Limit if such inclusion will cause such person to own more than the Limit. Unless otherwise required by applicable law, the Corporation shall refuse to transfer or register the transfer of, and shall instruct the transfer agent of the Corporation to refuse to transfer or register the transfer of, shares to the extent that, as a result of such transfer or registration of transfer, any person would hold Excess Shares.

          SECTION 5. The Limit set forth in Sections 3 and 4 of this Article VI and the filing requirements of Section 2 of this Article VI shall not apply to the acquisition of shares of the Corporation by the Corporation, by an underwriter in connection with a public offering of shares of the Corporation, or in any transaction involving the issuance of shares by the Corporation, in which the Board of Directors determines that the underwriter or other person or party initially acquiring such shares will timely distribute such shares to or among others such that, following such distribution, none of such shares will be Excess Shares. The Board of Directors in its discretion may exempt from the Limit under Sections 3 and 4 of this Article VI and from the filing requirements of Section 2 of this Article VI ownership or transfers of certain designated shares while owned by or transferred to any subsidiary of this Corporation or to any other person in connection with a reorganization, recapitalization, merger, liquidation or similar transaction approved by the Board of Directors, provided that such person has given the Board of Directors evidence and assurances acceptable to the Board of Directors that the qualification of the Corporation as a "real estate investment trust" under the Code would not be jeopardized thereby.

          SECTION 6. Notwithstanding Sections 3 and 4 of this Article VI, if at any time more than 9.8% of the shares of capital stock of the Corporation has become concentrated in the hands of a "beneficial owner" (as such term is defined for purposes of Rule 13d-3, or any successor rule thereto promulgated by the Securities and Exchange Commission, under the Exchange Act), such beneficial owner and each of his "affiliates" (as such term is defined on December 1, 1986 in Rule 12b-2 under the Exchange Act) owning any shares of capital stock of the Corporation shall be deemed to have offered to sell to the Corporation or its designee, on a date fixed by the Corporation, as specified in the Corporation's notice of its or its designee's acceptance of such offer of sale, such a number of shares of capital stock sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of shares of capital stock of the Corporation of such beneficial owner to no more than the Limit. The price at which the Corporation or its designee may purchase the outstanding shares of capital stock of the Corporation pursuant to the preceding sentence of this Section (the "Purchase Price") shall be equal to the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which the Corporation's notice of its acceptance of the beneficial owner's and/or his affiliates' offer of sale is sent, or, if no such closing sales prices or quotations are available, then the Purchase Price shall be equal to the net asset value of such stock (determined on the basis of the fair market value of the assets of the Corporation) as determined by the Board of Directors in accordance with the provisions of applicable law. The Purchase Price of any shares acquired by the Corporation or its designee shall be paid, at the option of the Corporation, in cash or in the form of an unsecured, subordinated promissory note of the is Corporation or its designee bearing interest and having a term to maturity (to be not less than five nor more than twenty years) as shall be determined by the Board of Directors. Payment of the Purchase Price shall be made at such time and in such manner as may be determined by the Board of Directors and specified in the notice of acceptance sent to the beneficial owner and/or his affiliates. From and after the date fixed for purchase by the Board of Directors and the tender by the Corporation of the Purchase Price therefor, each as specified in the Corporation's notice of its acceptance of the offer of sale, the holder of any shares to be so purchased shall cease to be entitled to any rights as a holder of such shares, excepting only the right to payment of the Purchase Price fixed as aforesaid.

          SECTION 7. Nothing contained in this Article VI or in any other provision hereof shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a "real estate investment trust" under the Code.

          SECTION 8. For purposes of this Article VI only, the term "person" shall include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, consortia, companies, trusts, banks, trust companies, land trusts, common law trusts, business trusts and other entities, and governments and agencies and political subdivisions thereof; provided, however, that such term shall not include this Corporation or any of its subsidiaries.

          SECTION 9. If any provision of this Article VI or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                                  ARTICLE VII
                                   AMENDMENTS
                                   ----------

The Corporation reserves the right to adopt, repeal, rescind, alter, restate or amend in any respect any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE VIII
                                  INCORPORATOR
                                  ------------
          The name of the incorporator is                             .  The
Incorporator's mailing address is                                .

          IN WITNESS WHEREOF, the undersigned incorporator of Countrywide Mortgage Investments, Inc. hereby executes the foregoing Certificate of Incorporation and acknowledges the same to be her act and further acknowledges that, to the best of her knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

Dated this         day of                     1994.

__________________________________

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